EXHIBIT 99.3

                             JOINT FILING AGREEMENT

         WHEREAS, the undersigned parties may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent of the Common Stock of TransFinancial Holdings, Inc. (the "Company"); and

         WHEREAS, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 (the "Act"), a Statement on Schedule 13D must be filed by any person who acquires more than five percent of registered equity securities; and

         WHEREAS, in accordance with Rule 13d-1(f) of the Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         The undersigned parties do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that said Statement shall be filed on behalf of each of them. Nothing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of this 29th day of October, 1999.


                                       /s/ Timothy P. O'Neil
                                       Timothy P. O'Neil



                                       /s/ William D. Cox
                                       William D. Cox



                                       /s/ Roy R. Laborde
                                       Roy R. Laborde


                                       COLA Acquisitions, Inc.


                                       By:   /s/ Timothy P. O'Neil
                                       Name:  Timothy P. O'Neil
                                       Title:  President